Exhibit 99.B(28)(a)(iii)

AMENDED AND RESTATED
SCHEDULE A
DATED MARCH 1, 2012
TO
AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST

SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio	Classes	Series Creation Date
1. Cutwater High Yield Fund*	Class A/Class C/Institutional†	January 22, 2007
2. Cutwater Multi-Sector Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
3. Cutwater Investment Grade Bond Fund*	Class A/Class C/Institutional†	January 22, 2007
4. Cutwater Municipal Bond Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
5. Lateef Fund	Class A/Class C/Class I	August 2, 2007
6. Boston Advisors US Small Cap Equity Fund	Class A‡/Institutional	December 14, 2007
7. Boston Advisors International Equity Fund	Class A‡/Institutional	December 14, 2007
8. Boston Advisors Broad Allocation Strategy Fund	Class A‡/Institutional	June 11, 2010
9. Corverus Strategic Equity Fund	Class A/Class I	March 28, 2008
10. WHV International Equity Fund	Class A/Class I	September 19, 2008
11. Pemberwick Fund		June 12, 2009
12. Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
13. Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
14. Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
15. Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
16. Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
17. Polen Growth Fund	Retail Class§/Institutional Class	March 26, 2010

*  Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection were formerly known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Bond Inflation Protection Fund, respectively.

†  On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

‡  On December 15, 2010, Class A Shares were added.

§  On June 11, 2010, Retail Class Shares were added.

18. DuPont Capital Emerging Markets Fund	Class A/Class C/Class D/Class I	June 11, 2010
19. DuPont Capital Emerging Markets Debt Fund	Class A/Class C/Class D/Class I	June 23, 2011
20. Formula Investing U.S. Value 1000 Fund	Class A/Class C/Class I	September 24, 2010
21. Formula Investing U.S. Value Select Fund	Class A/Class C/Class I	September 24, 2010
22. Formula Investing Global Value 500 Fund	Class A/Class C/Class I	September 24, 2010
23. Formula Investing Global Value Select Fund	Class A/Class C/Class I	September 24, 2010
24. Formula Investing International Value 400 Fund	Class A/Class C/Class I	September 24, 2010
25. Formula Investing International Value Select Fund	Class A/Class C/Class I	September 24, 2010
26. Gotham U.S. Value 1000 Fund	Institutional Class	September 24, 2010
27. Gotham Global Value 500 Fund	Institutional Class	September 24, 2010
28. Gotham International Value 400 Fund	Institutional Class	September 24, 2010
29. Compak Dynamic Asset Allocation Fund	Class A/Class C/Class D/Class I	September 24, 2010
30. WHV Emerging Markets Equity Fund	Class A/Class I	September 24, 2010
31. TW Small Cap Growth Fund	Class A/Advisor Class/Institutional Class	December 15, 2010
32. EIC Value Fund	Class A/Class C**/Institutional Class/Retail Class§	December 15, 2010
33. SNW Oregon Short-Term Tax-Exempt Bond Fund	Class A/Retail Class/Institutional Class	March 24, 2011
34. Heitman REIT Fund	Class A/Class Z/Institutional Class	February 8, 2012

**  On March 24, 2011, Class C and Retail Class were added.